Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Charles & Colvard, Ltd.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 3, 2020, relating to the consolidated financial statements of Charles & Colvard, Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

May 26, 2021